Exhibit 99.1


                      First Ecom Acquires Remainder of FEDS

    First Ecommerce Data Services Limited Becomes Wholly Owned Subsidiary of
      First Ecom Operating as an Independent Third-Party Payment Processor


     HONG KONG, June 22, 2001 - First Ecom.com, Inc. (NASDAQ: FECC, BSX: FECC, FECC BH), a global provider of electronic payment processing solutions, today announced that it had completed the acquisition of the remaining 50% of the outstanding shares that it did not previously own in First Ecommerce Data Services Limited (FEDS) from the Bank of Bermuda Limited (Bank of Bermuda) for US$ 4.25 million. The acquisition brings First Ecom's ownership of shares in FEDS to 100% making it a wholly owned subsidiary of the Company.

     First Ecom also announced that the FEDS Payment Switch is now operational. The Switch is a vital element of the payment process. The Switch performs a number of vital tasks, although its primary role is to route transactions delivered from the Internet Payment Gateway onto the Visa, MasterCard or other payment networks.

     "The 100% ownership of FEDS by First Ecom is a significant step in our overall strategy of becoming a major player in the payment processing field," said Gregory Pek, president and Co-CEO of First Ecom.com. "By wholly owning FEDS we can pursue our goals aggressively and unencumbered. The Bank of Bermuda was a great partner and early on in our relationship we drew heavily on its experience. Both First Ecom and the Bank felt that it makes business sense to have a processor that is independent of any bank."


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     Pek continued, "When we announced the proposed transaction with Gasco
Energy, Inc., we indicated that First Ecom's electronic payment processing business would continue. This acquisition of the remaining ownership of FEDS is an indication of First Ecom's commitment to building a strong payment processing business."

     "FEDS is now truly an independent third-party payment processor, providing both e-commerce and traditional Point of Sale Processing services," said David Lema, president of FEDS. "As such we can start to fulfill our potential, operating in the Americas and Caribbean region utilizing our multi-currency payment processing platform. We will be working closely with our colleagues at First Ecom Data Services Asia to provide a state-of-the-art global payment processing solution for banks and their merchants. In addition, FEDS is uniquely positioned to provide its services to other processors, saddled with aging and inflexible legacy systems."

     FEDS was formed early 2000 as a joint venture operation between Bank of Bermuda and First Ecom. During the ensuing year FEDS developed its payment processing platform, which is capable of processing electronic payments in multiple currencies in a secure and tax-neutral environment.

                              About First Ecom.com

     As a global provider of electronic payment processing, First Ecom.com provides secure, easy-to-implement and low-cost online payment processing services to banks and their merchants worldwide. Through strategic partnerships with banks, ISPs, e-commerce product suppliers, system integrators and storefront solution providers, First Ecom.com will process credit card transactions made over the Internet in multiple currencies, either domestically or offshore in a tax-neutral jurisdiction.

     For more information, visit http://www.firstecom.com or contact First Ecom.com at +(852) 2801-5181 or by e-mail at info@firstecom.com.

               About First Ecommerce Data Services Limited (FEDS)

     A wholly owned subsidiary of First Ecom.com Inc. (NASDAQ: FECC, BSX: FECC, FECC BH), FEDS provides banks and financial institutions in the Americas and Caribbean region with universal, secure, cost efficient electronic payment solutions.

     FEDS is an independent third-party processor. It works with financial institutions to provide the institution and its merchants with a multi-currency, advanced electronic payment processing solution. The FEDS Processing Solution features online and batch transactions, processing for credit and debit cards as well as authorization, electronic data transmission for settlement and full transaction reporting.

     For more information, visit www.fedsinternational.com or contact FEDS at +(441) 296-FEDS (3337).


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Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

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